Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122635) of ACE Aviation Holdings Inc. of our report dated March 30, 2007 relating to the financial statements of ACE Aviation Holdings Inc. Employee Share Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Montreal, Canada

March 30, 2007